Exhibit 99.1

Entercom Communications Corp.

Reports Quarterly Results

Reports Record Annual Results

(Bala Cynwyd, Pa. February 22, 2006) Entercom Communications Corp. (NYSE: ETM) today reported financial results for the quarter and record results for the year ended December 31, 2005.

Fourth Quarter Highlights

•                  Net revenues decreased 6% to $103.7 million and station operating expenses decreased 5% to $61.0 million.

•                  Same station net revenues decreased 5% to $102.1 million and same station operating expenses decreased 2% to $59.5 million.

•                  Same station operating income decreased 10% to $42.6 million.

•                  Net income per share decreased 13% to $0.35 from $0.40.

The prior year’s fourth quarter net revenues benefited from $4 million in political advertising and eleven additional Boston Red Sox post-season games. In addition, the Company’s New Orleans market, which typically represents 6% of the Company’s net revenues, has been experiencing the extraordinarily disruptive effects of Hurricane Katrina as the New Orleans area rebuilds. On a collective basis, the impact of Katrina, a format change in Seattle, prior year additional revenue from Red Sox playoff games and political advertisements have significantly affected the Company’s same-station results during this quarter.

2005 Annual Highlights

•                  Net revenues increased 2% to $432.5 million and station operating expenses increased 1% to $248.2 million.

•                  Same station net revenues increased 2% to $429.6 million and same station operating expenses increased 2% to $245.6 million.

•                  Operating income increased 5% to $153.0 million.

•                  Net income increased 4% to $78.4 million.

•                  Net income per share increased 13% to $1.70.

The Company’s net revenues, station operating income, station operating income margin, operating income, net income and net income per share represent record highs for an annual reporting period.

David J. Field, President and Chief Executive Officer stated: “2005 was a year of significant achievement for Entercom. Notwithstanding challenging industry conditions and the impact of Hurricane Katrina, tough political comps and a large number of new format launches, Entercom continued to post strong relative operating performance. We outpaced our markets for the seventh straight year, in this case by over 200 basis points. We continued our substantial share buyback program, purchasing close to six million shares of our stock, helping to drive a significant increase in earnings per share. We also continued to invest in our future growth by launching multiple new brands and compelling new product offerings and are excited by the early results. We enhanced our business development and Internet capabilities and accelerated the rollout of our HD Radio platform and the associated new HD-2 channels. And most notably, under duress, our team in New Orleans exhibited the highest standards of public service, journalism, and courage, providing a vital lifeline to the citizens of Greater New Orleans during the wrath of Katrina and its aftermath. Finally, we are very pleased to announce today a significant cash dividend to reward our shareholders and take advantage of the outstanding free cash flow generation of our business model.”

Additional Information

On February 22, 2006, the Company announced that its Board of Directors authorized a regular quarterly cash dividend of $0.38 per share for its Class A and Class B common shares. The first quarterly dividend is payable on March 30, 2006 to its shareholders of record as of March 14, 2006. Based on the Company’s closing price on February 21, 2006, the dividend represents an annualized yield in excess of 5%.

On December 13, 2005, the Company’s Board of Directors approved a fourth share repurchase program of $100 million.

During the fourth quarter, the Company repurchased 3.1 million shares of common stock for $94.3 million and, during the year 2005, the Company repurchased 5.8 million shares of common stock for $188.4 million. Subsequent to December 31, 2005 and as of February 22, 2006, the Company repurchased 1.2 million shares in the amount of $36.5 million. Since the inception of the first share repurchase program in 2004, the Company has repurchased 10.0 million shares of common stock for $340.7 million. The Company has now retired 19% of its outstanding common stock since the commencement of the repurchase programs.

During the first week of October 2005, Entercom completed the acquisition of three stations (WROQ-FM, WTPT-FM and WGVC-FM) in Greenville/Spartanburg, South Carolina, in the amount of $45.0 million and the disposition of three stations with weaker signals in the same market (WSPA-AM, WOLI-FM and WOLT-FM) in the amount of $6.7 million. Operating results for this acquisition and divestiture are not included in the quarter’s calculation of same station results.

The number of shares outstanding as of December 31, 2005, was 42.9 million, while the weighted average of diluted shares outstanding for the quarter was 45.0 million. As of December 31, 2005, the Company had $16.1 million in cash and cash equivalents. The Company had outstanding $427.3 million of Senior Debt and $150.0 million of Senior Subordinated Notes due in 2014.

First Quarter Guidance

Based on the current business outlook, the Company expects to report first quarter net revenues of between $90 and $91 million and station operating expenses of approximately $59.5 million.

During the first quarter, the Company expects corporate general and administrative expenses will be negatively impacted by the recording of legal expenses in the amount of $1.5 million associated with a transaction that did not occur.

For purposes of same station comparisons, first quarter same station 2005 net revenues were $95.3 million and station operating expenses were $59.1 million.

Reconciliation of quarterly 2005 reported and same station results are available on the Company’s website at www.entercom.com.

Earnings Conference Call and Company Information

Entercom will hold a conference call regarding the quarterly earnings release on Wednesday, February 22 at 9:30 AM Eastern Time. The public may access the conference call by dialing 888-889-0278 (passcode: Entercom). A replay of the conference call will be available through March 8, 2006 by dialing 800-759-4056 and will also be available on the Company’s website:  www.entercom.com.

Entercom is one of the nation’s five largest radio broadcasters, with operations in Boston, Seattle, Denver, Sacramento, Portland, Kansas City, Indianapolis, Milwaukee, New Orleans, Norfolk, Buffalo, Memphis, Providence, Greensboro, Rochester, Greenville/Spartanburg, Madison, Wichita, Wilkes- Barre/Scranton and Gainesville/Ocala.

Certain Definitions

All references to per share data, unless stated otherwise, are presented as per diluted share.

It is important to note that station operating income, same station net revenues, same station operating expenses, same station operating income and free cash flow are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”). Management believes that these measures are useful as a way to evaluate the Company and the means for management to evaluate our radio stations’ performance and operations. Management believes that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry to measure a radio company’s operating performance. You should not consider these non-GAAP measures in isolation or as substitutes for net income, operating income, or any other measure for determining our operating performance that is calculated in accordance with generally accepted accounting principles. These non-GAAP measures are not necessarily comparable to similarly titled measures employed by other companies.

Station operating income consists of operating income before depreciation and amortization, time brokerage agreement fees, corporate general and administrative expenses, expenses related to a natural disaster and gain or loss on sale or disposition of assets.

Free cash flow consists of operating income: (i) plus depreciation and amortization, non-cash compensation expense (which is otherwise included in corporate general and administrative expenses); expenses related to a natural disaster; and (ii) less net interest expense (excluding amortization of deferred financing costs), gain (loss) on sale of assets, taxes paid (refunded) and capital expenditures.

Same station operating data is computed by comparing the performance of stations operated by the Company throughout the relevant period to the comparable performance in the prior year’s corresponding period. The Company includes in the same station operating data the effects of changes in status of significant contracts that: (i) relate to operations; (ii) have a significant effect on the net revenues and or station operating expenses of a particular market; and (iii) are accounted for as a separate business unit.

Note Regarding Forward-Looking Statements

The information in this news release is being widely disseminated in accordance with the Securities and Exchange Commission’s Regulation FD.

This news announcement contains certain forward-looking statements that are based upon current expectations and certain unaudited pro forma information that is presented for illustrative purposes only and involves certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Additional information and key risks are described in the Company’s filings on Forms 8-K, 10-Q and 10-K with the Securities and Exchange Commission. Readers should note that these statements might be impacted by several factors including changes in the economic and regulatory climate and the business of radio broadcasting, in general. The unaudited pro forma information and same station operating data reflect adjustments and are presented for comparative purposes only and do not purport to be indicative of what has occurred or indicative of future operating results or financial position. Accordingly, the Company’s actual performance may differ materially from those stated or implied herein. The Company assumes no obligation to publicly update or revise any unaudited pro forma or forward-looking statements.

Contact:

Steve Fisher

Executive Vice President and Chief Financial Officer

610-660-5647

Fourth Quarter 2005

Earnings Release

ENTERCOM COMMUNICATIONS CORP.

CONDENSED CONSOLIDATED FINANCIAL DATA

(amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
CONDENSED STATEMENTS OF OPERATIONS

Net Revenues	$103,723	$110,233	$432,520	$423,455

Station Operating Expenses	60,954	64,265	248,202	244,674
Corporate G & A Expenses (Excluding Non-Cash Compensation Expense)	4,447	3,850	17,995	15,054
Non-Cash Compensation Expense	212	172	873	657
Depreciation and Amortization	4,787	4,078	16,671	15,872
Expenses Related To A Natural Disaster	(17)	—	1,697	—
Net Time Brokerage Agreement (Income) Expense	11	(15)	(13)	781
Net (Gain) Loss on Sale or Disposition of Assets	(437)	480	(5,873)	1,221
	69.957	72,830	279,552	278,259
Operating Income	33,766	37,403	152,968	145,196

Other Expense (Income) Items:
Interest Expense, Including Amortization of Deferred Financing Costs of $329 For Each of The Three Months Ended December 31, 2005 and 2004 and $1,315 and $1,117 for the Year Ended December 31, 2005 and 2004, Respectively.	8,305	6,274	29,925	21,560
Interest Income	(159)	(70)	(396)	(235)
Loss on Extinguishment of Debt	—	—	—	1,387
Net Gain on Derivative Instruments	(256)	(452)	(1,327)	(1,215)
Net (Gain) Loss on investments	(207)	—	(2,819)	176
Total Other Expense	7,683	5,752	25,383	21,673
Income Before Income Taxes	26,083	31,651	127,585	123,523
Income Taxes	10,312	12,274	49,224	47,889
Net Income	$15,771	$19,377	$78,361	$75,634
Net Income Per Share - Basic	$0.35	$0.40	$1.70	$1.51
Net Income Per Share - Diluted	$0.35	$0.40	$1.70	$1.50

Weighted Common Shares Outstanding - Basic	44,900	48,820	46,045	50,215
Weighted Common Shares Outstanding - Diluted	45,041	49,020	46,221	50,534

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Capital Expenditures	$5,035	$3,987	$12,671	$9,624
Income Taxes Paid	$2,850	$2,245	$12,549	$11,630

	December 31,
	2005	2004
SELECTED BALANCE SHEET DATA

Cash and Cash Equivalents	$16,071	$11,844
Working Capital	73,926	79,677
Total Assets	1,697,758	1,667,961
Senior Debt	427,259	333,276
7.625% Senior Subordinated Notes	150,000	150,000
Total Shareholders’ Equity	885,715	996,073

OTHER FINANCIAL DATA

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004

Same Station Computations:
Net Revenues - Reconciliation of Same Station Net Revenues to GAAP:
Net Revenues as Reported	$103,723	$110,233	$432,520	$423,455
Net Acquisitions and Divestitures of Radio Stations and Significant Contracts	(1,630)	(2,571)	(2,927)	(1,716)
Same Station Net Revenues	$102,093	$107,662	$429,593	$421,739

Station Operating Expenses - Reconciliation of Same Station Operating
Expenses to GAAP:
Station Operating Expenses as Reported	$60,954	$64,265	$248,202	$244,674
Net Acquisitions and Divestitures of Radio Stations and Significant Contracts	(1,445)	(3,675)	(2,569)	(3,663)
Same Station Operating Expenses	$59,509	$60,590	$245,633	$241,011

Reconciliation of Station Operating Income and Same Station Operating Income to GAAP (Operating Income):
Operating Income as Reported	$33,766	$37,403
Corporate G & A Expenses (Excluding Non-Cash Compensation Expense)	4,447	3,850
Non-Cash Compensation Expense	212	172
Depreciation and Amortization	4,787	4,078
Expenses Related To A Natural Disaster	(17)	—
Net Time Brokerage Agreement (Income) Expense	11	(15)
Net (Gain) Loss on Sale or Disposition of Assets	(437)	480
Station Operating Income	42,769	45,968
Net Acquisitions and Divestitures of Radio Stations and Significant Contracts	(185)	1,104
Same Station Operating Income	$42,584	$47,072

Reconciliation of Free Cash Flow to GAAP (Net Income):
Net Income as Reported	$15,771	$19,377
Depreciation and Amortization	4,787	4,078
Deferred Financing Costs Included in Interest Expense	329	329
Non-Cash Compensation Expense	212	172
Expenses Related To A Natural Disaster	(17)	—
Net (Gain) Loss on Sale or Disposition of Assets	(437)	480
Net Gain on Derivative Instruments	(256)	(452)
Net Gain on Investments	(207)	—
Income Taxes	10,312	12,274
Capital Expenditures	(5,035)	(3,987)
Taxes Paid	(2,850)	(2,245)
Free Cash Flow	$22,609	$30,026

Reconciliation of Free Cash Flow to GAAP (Operating Income):
Operating Income as Reported	$33,766	$37,403
Depreciation and Amortization	4,787	4,078
Non-Cash Compensation Expense	212	172
Expenses Related To A Natural Disaster	(17)	—
Interest Expense, Net of Interest Income and Deferred Financing Costs	(7,817)	(5,875)
Capital Expenditures	(5,035)	(3,987)
Net (Gain) Loss on Sale or Disposition of Assets	(437)	480
Taxes Paid	(2,850)	(2,245)
Free Cash Flow	$22,609	$30,026

Reconciliation of Pro Forma Net Income Per Share - Diluted to GAAP
Net Income Per Share - Diluted as Reported	$0.35	$0.40
Net (Gain) Loss on Sale or Disposal of Assets, Net of Tax Provision or Tax Benefit	(0.01)	0.01
Net Gain on Derivative Instruments, Net of Tax Provision	(0.00)	(0.01)
Expenses Related To A Natural Disaster, Net of Tax Benefit	(0.00)	—
Net Gain on Investments, Net of Tax Provision	(0.00)	—
Pro Forma Net Income Per Share - Diluted	$0.34	$0.40

Weighted Common Shares Outstanding - Basic	44,900	48,820
Weighted Common Shares Outstanding - Diluted	45,041	49,020

PRIOR YEAR’S DATA

First Quarter 2005 For Comparison To First Quarter 2006 Estimates

Three Months Ended 31-Mar-05

Reconciliation of First Quarter 2005 Same Station Net Revenues to GAAP (Net Revenues):

Net Revenues as Reported	$94,307
Net Acquisitions and Divestitures of Radio Stations and Significant Contracts	993
Same Station Net Revenues	$95,300

Reconciliation of First Quarter 2005 Same Station Operating Expenses to GAAP (Station Operating Expenses):
Station Operating Expenses as Reported	$58,508
Net Acquisitions and Divestitures of Radio Stations and Significant Contracts	570
Same Station Operating Expenses	$59,078